Exhibit 10.13

OMNIBUS Amendment

to

UNSECURED CONVERTIBLE PROMISSORY NOTES

and

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This Omnibus Amendment to Unsecured Convertible Promissory Notes and Convertible Note Subscription Agreement (this “Amendment”) is entered into this 3rd day of August, 2018, between iSpecimen Inc., a Delaware corporation (the “Company”), and Andrew L. Ross, Anna-Maria and Stephen Kellen Foundation, Inc., and OBF Investments, LLC (collectively, the “Lenders”).

Recitals

A.       Pursuant to the terms of that certain Convertible Note Subscription Agreement, (the “Convertible Note Subscription Agreement”), the Company issued ten (10) promissory notes in the aggregate original principal amount of $5,500,000 to the Lenders between March 17, 2017 and June 30, 2018 as follows: (i) that certain Unsecured Convertible Promissory Note, dated as of March 17, 2017 in the aggregate principal amount of $500,000 to Andrew L. Ross, (ii) that certain Unsecured Convertible Promissory Note, dated as of May 15, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (iii) that certain Unsecured Convertible Promissory Note, dated as of June 1, 2017 in the aggregate principal amount of $1,050,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (iv) that certain Unsecured Convertible Promissory Note, dated as of June 12, 2017 in the aggregate principal amount of $1,450,000 to OBF Investments, LLC, (v) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2017 in the aggregate principal amount of $250,000 to Andrew L. Ross, (vi) that certain Unsecured Convertible Promissory Note, dated as of December 29, 2017 in the aggregate principal amount of $650,000 to Anna-Maria and Stephen Kellen Foundation, Inc., (vii) that certain Unsecured Convertible Promissory Note, dated as of January 3, 2018 in the aggregate principal amount of $700,000 to OBF Investments, LLC, (viii) that certain Unsecured Convertible Promissory Note, dated as of April 2, 2018 in the aggregate principal amount of $250,000 to Andrew L. Ross, (ix) that certain Unsecured Convertible Promissory Note, dated as of June 6, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross, and (x) that certain Unsecured Convertible Promissory Note, dated as of June 30, 2018 in the aggregate principal amount of $200,000 to Andrew L. Ross (collectively, the “Notes”).

B.       The Company and the Lenders desire to extend the Maturity Date of the Notes as set forth herein.

C.       The Company has requested and the Lenders have agreed to amend certain provisions of the Convertible Note Subscription Agreement as set forth herein.

D.       The Company has requested that the Lenders consent to the incurrence of indebtedness by the Company that is otherwise not permitted by the terms of Section 5 of the Convertible Note Subscription Agreement, and the Lenders agree to consent to the incurrence of such indebtedness as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Notes or Convertible Note Subscription Agreement, as applicable.

2.           Amendments to Convertible Note Subscription Agreement.

2.1          Section 1. Clause (iv) of the definition of “Maturity Date” is amended from June 30, 2019 to March 31 2020 (i.e. the date that is three (3) months following the maturity date of the Bridge Notes (as defined below), which date may, in the sole discretion of the Board of Directors of the Company, be extended for two successive three (3) month periods to June 30, 2020 and September 30, 2020, as applicable; provided, however, that if the Bridge Notes are paid in full prior to their then stated maturity date, the Maturity Date shall revert to June 30, 2019.

2.2          Section 1.7. Section 1.7 is hereby deleted in its entirety and replaced with the following:

“1.7  Conversion of Convertible Notes upon Acquisition. If the Company is sold in an Acquisition prior to conversion or repayment of the Convertible Notes in full or prior to a Qualified Equity Financing, then upon the consummation of any such Acquisition, at the option of the Majority Lenders, the Convertible Notes shall (a) be repaid in full in an amount equal to the outstanding principal amount of the Convertible Notes plus all accrued interest thereon, or (b) shall convert into shares of a newly created Series B1 Preferred Stock of the Company with the same terms as the existing Series B Preferred Stock, except that the aggregate liquidation preference of such Series B1 Preferred Stock shall equal the principal amount of the Convertible Notes plus accrued interest being converted at such time (the “Conversion Shares”) at the Acquisition Conversion Price (as defined below). The Company shall provide the Investors written notice of an Acquisition at least thirty (30) days prior to the closing of such Acquisition. If the Majority Lenders elect to be repaid in accordance with option (a) in the preceding sentence, such amount shall be paid upon consummation of the Acquisition (or as promptly as practicable thereafter) and shall remain a continuing obligation of the Company (or any successor entity) until such amount is paid in full. An “Acquisition” shall mean the sale of all or substantially all of the capital stock or assets of the Company in a business combination or other acquisition; a merger, consolidation or reorganization of the Company in connection with a business combination (but not in connection with an equity financing); or the sale or transfer of control by the stockholders of the Company to a third party (in a single transaction or series of related transactions) representing a majority of the voting power of the Company (other than in connection with an issuance of equity securities designed to raise working capital, including a Qualified Equity Financing).

In the event that the Majority Lenders elect to convert the Convertible Notes into Conversion Shares upon an Acquisition, the outstanding principal on the Convertible Notes, including all accrued interest thereon, shall convert into such number of Conversion Shares equal to the quotient of the aggregate principal and accrued interest outstanding on the Convertible Notes divided by a price per share of Conversion Shares determined in accordance with one of the two scenarios set out below (the “Acquisition Conversion Price”):

(1) Scenario 1:  if an Acquisition occurs on a date which is within twelve (12) months from the issuance date noted on the face of each such Convertible Note held by that Investor, then the outstanding principal on the Convertible Note, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, such price per share commensurate with a valuation equal to the total consideration for the Acquisition (net of any Contingent Consideration or Acquisition Transaction Fees), calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents, less a twenty percent (20%) discount (that is, at a rate of eighty percent (80%) of the calculated per share value), or (ii) if the Investor is not a Major Investor, such price per share commensurate with a valuation equal to the total consideration for the Acquisition (net of any Contingent Consideration or Acquisition Transaction Fees), calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents, less a ten percent (10%) discount (that is, at a rate of ninety percent (90%) of the calculated per share value), or (B) such price per share commensurate with a valuation of the Company of $34,500,000, calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents); or

(2) Scenario 2:  if an Acquisition occurs on a date which is later than twelve (12) months from the issuance date noted on the face of each such Convertible Note held by that Investor, then the outstanding principal on the Convertible Note, including all accrued interest thereon, shall convert at a rate equal to the lesser of (A) if (i) the Investor is a Major Investor, such price per share commensurate with a valuation equal to the total consideration for the Acquisition (net of any Contingent Consideration or Acquisition Transaction Fees), calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents, less a thirty percent (30%) discount (that is, at a rate of eighty percent (70%) of the calculated per share value), or (ii) if the Investor is not a Major Investor, such price per share commensurate with a valuation equal to the total consideration for the Acquisition (net of any Contingent Consideration or Acquisition Transaction Fees), calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents, less a twenty percent (20%) discount (that is, at a rate of eighty percent (80%) of the calculated per share value), or (B) such price per share commensurate with a valuation of the Company of $34,500,000, calculated based upon the Liquidity Capitalization, and determined immediately prior to the Acquisition (as further set forth in any of the initial definitive Acquisition documents).

For the avoidance of doubt, the outstanding principal on any Convertible Note held by an Investor (including all accrued interest thereon) shall convert at an Acquisition Conversion Price determined in accordance with either Scenario 1 or Scenario 2 above, but not both. Notwithstanding anything contained herein, the Majority Lenders hereby agree if the total consideration for the Acquisition is less than $25,000,000, the parties will negotiate in good faith to determine the Acquisition Conversion Price.

For purposes herein, “Contingent Consideration” shall mean any portion of consideration payable to the stockholders of the Company that is payable only upon satisfaction of contingencies including any amounts placed in escrow or retained as a holdback to satisfy any indemnification or similar obligations. For purposes herein, “Liquidity Capitalization” shall mean the number, as of immediately prior to the Acquisition, of shares of capital stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares of capital stock reserved and available for future grant under any equity incentive or similar plan; (ii) all outstanding vested and unvested options, warrants and other convertible securities that are “out of the money”, (iii) shares of capital stock issuable under this instrument; and (iv) shares of capital stock issuable under convertible promissory notes. For purposes herein, “Acquisition Transaction Fees” shall mean any fees incurred solely in connection with the Acquisition, including but not limited to banker’s fees, lawyer’s fees, accountant’s fees and any payments required to be made under any management carve-out plan.

3.        Consent to Incurrence of Secured Indebtedness. The Lender hereby consents to the incurrence of indebtedness (the “Bridge Notes”) by the Company in the original principal amount of up to $4,000,000, which indebtedness shall be secured by all assets of the Company, pursuant to the terms of that certain Note Subscription Agreement, dated of the date hereof, between the Company and the investors party thereto.

4.        No Other Amendments. No other amendments are made to the Notes or the Convertible Subscription Agreement.

5.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Company:

iSpecimen Inc.

By:	/s/ Christopher J. Ianelli
Christopher J. Ianelli
President & CEO

Lenders:

/s/ Andrew L. Ross
Andrew L. Ross, individually

Anna-Maria and Stephen Kellen Foundation, Inc.

By:
Name:
Title:

OBF Investments, LLC

By:
Name:
Title: